                                                                    EXHIBIT 10.3

November 15, 2004

Diamond Triumph Auto Glass, Inc.
220 Division Street
Kingston, PA  18704

Re: WAIVER AND AMENDMENT NUMBER NINE TO FINANCING AGREEMENT (THIS "WAIVER AND AMENDMENT")

Gentlemen:

Reference is made to the Financing Agreement dated March 27, 2000 between The CIT Group/Business Credit, Inc., as lender thereunder ("CITBC") and Diamond Triumph Auto Glass, Inc., as borrower thereunder (the "Company"), as the same has been and may be amended from time to time (the "Financing Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Financing Agreement.

You have advised us that you are in violation of the financial covenant set forth in Section 7, Paragraph 9(a) of the Financing Agreement for the fiscal period ended September 30, 2004.

This Waiver and Amendment confirms our agreement that, solely with respect to said fiscal period, the foregoing violations and/or breaches of the Financing Agreement shall not be deemed to be Defaults and/or Events of Default under the Financing Agreement. On and after the date hereof, you shall be required to remain in compliance with all of the terms and provisions of the Financing Agreement (including, without limitation, the financial covenants referred to above) as amended hereby.

In addition, effective as of September 30, 2004, the Financing Agreement shall be amended as follows:

      1. Section 7, Paragraph 9(a) of the Financing Agreement shall be, and hereby is, amended in its entirety to read as follows:

      "9. (a) The Company shall maintain minimum EBITDA, calculated monthly, for each rolling 12-month period in the following amounts:

Period Ending                                     Amount
-------------                                     ------
October 31, 2004                               $  8,200,000.00
November 30, 2004                              $  8,900,000.00
December 31, 2004                              $  8,500,000.00
January 31, 2005 and the last
day of each month thereafter                   $ 10,500,000.00

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Diamond Triumph Auto Glass, Inc.
Page 2

      2. Section 10, Paragraph 1(i) of the Financing Agreement shall be, and hereby is amended in its entirety to read as follows:

            "(i) without the prior written consent of CITBC, the Company (w) amends or modifies the Senior Unsecured Debt or any Subordinated Debt, or
      (x) makes any payment on account of any Subordinated Debt except as permitted in the applicable Subordination Agreement, or (y) makes any payment on account of any Senior Unsecured Debt except for regularly scheduled payments (but no prepayments) as contemplated under the Indenture evidencing the Senior Unsecured Debt as in effect as of the date hereof, or (z) redeems or repurchases any Senior Unsecured Debt (whether optional or mandatory) at any time that all of the following conditions have not been met: (i) immediately prior to and after giving effect to any such redemption or repurchase, Availability shall be at least $4,000,000,
      (ii) no Default or Event of Default shall have occurred and be continuing immediately prior to and after giving effect to any such redemption or repurchase and (iii) the Company's EBITDA for the twelve month period immediately prior to any such redemption or repurchase shall be at least $10,500,000; or"

Except to the extent set forth herein, no other waiver of, or change in any of the terms, provisions or conditions of the Financing Agreement is intended or implied. This Waiver and Amendment shall not constitute a waiver of any other existing Defaults or Events of Default under the Financing Agreement (whether or not we have knowledge thereof), and shall not constitute a waiver of any future Defaults or Events of Default whatsoever.

In consideration of the foregoing Waiver and Amendment, the Company shall pay to CITBC an amendment fee of $5,000.00 (the "Amendment Fee"). The Amendment Fee shall be fully earned by CITBC, and shall be charged to the Company's loan account upon the Company's execution of this Waiver and Amendment.

THIS LETTER, TOGETHER WITH THE FINANCING AGREEMENT, REPRESENTS THE FINAL AGREEMENT BETWEEN YOU AND US WITH RESPECT TO THE RESPECTIVE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN OR ORAL AGREEMENTS BETWEEN YOU AND US.

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Diamond Triumph Auto Glass, Inc.
Page 3

If the foregoing is in accordance with your understanding, please so indicate by signing and returning the enclosed copy of this letter. This Waiver and Amendment may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. This Waiver and Amendment of the Financing Agreement will expire unless the Company executes said Waiver and Amendment and returns it to CITBC (which may be by facsimile transmission with the original received in ordinary course thereafter) prior to at 5:00 p.m. Pacific Daylight time on November 15, 2004.

Very truly yours,

THE CIT GROUP/BUSINESS CREDIT, INC.

By: /s/ Bansree M. Parikh
    -------------------------------
Title: Assistant Vice President

Read and Agreed:

DIAMOND TRIUMPH AUTO GLASS, INC.

By: /s/ Douglas Boyle
    ------------------------
Title: VP of Finance